RBC FUNDS TRUST

TENTH AMENDMENT TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS TENTH AMENDMENT effective as of the last date in the signature block, to the Transfer Agent Servicing Agreement, dated as of the 28th day of December, 2009, as amended (the “Agreement”), is entered into by and between RBC FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to update Exhibit A of the Agreement to add the following funds:

•	RBC Emerging Markets ex-China Equity Fund

•	RBC International Equity Fund

•	RBC International Small Cap Fund; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts effective as of the date and year first written above.

RBC FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By:	By:

Printed Name:	Printed Name:

Title:	Title:

Date:	Date:

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Amended Exhibit A to the Transfer Agent Servicing Agreement

Fund Names

Separate Series of RBC Funds Trust

Name of Series

Access Capital Community Investment Fund

RBC BlueBay Core Plus Bond Fund

RBC BlueBay Emerging Market Debt Fund

RBC BlueBay High Yield Bond Fund

RBC BlueBay Strategic Income Fund

RBC China Equity Fund

RBC Emerging Markets Equity Fund

RBC Emerging Markets ex-China Equity Fund

RBC Emerging Markets Value Equity Fund

RBC Enterprise Fund

RBC Global Equity Leaders Fund

RBC Global Opportunities Fund

RBC Impact Bond Fund

RBC International Equity Fund

RBC International Opportunities Fund

RBC International Small Cap Equity Fund

RBC Microcap Value Fund

RBC Short Duration Fixed Income Fund

RBC Small Cap Core Fund

RBC Small Cap Growth Fund

RBC Small Cap Value Fund

RBC SMID Cap Growth Fund

RBC Ultra-Short Fixed Income Fund

U.S. Government Money Market Fund

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